UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2013, Aireon LLC, an indirect subsidiary of the registrant, entered into Subscription Agreements (the “Agreements”) with the following three air navigation service providers, or ANSPs: Enav, S.p.A. (the ANSP for Italy), the Irish Aviation Authority and Naviair Satellite A/S, a wholly owned subsidiary of Naviair (the ANSP for Denmark) (collectively, the “New Investors”).

The Agreements provide for the purchase by the New Investors or their affiliates of preferred membership interests in Aireon in four tranches representing up to 24.5% of the fully diluted equity of Aireon for an aggregate investment of $120 million. Currently, Iridium Satellite LLC, a wholly owned subsidiary of the registrant, holds an 81.3% interest in Aireon, and NAV CANADA Satellite, Inc., a wholly owned subsidiary of NAV CANADA (the ANSP for Canada), holds an 18.7% interest. Aireon and NAV CANADA Satellite also amended NAV CANADA Satellite’s Subscription Agreement, pursuant to which it has invested $55 million to date of its total planned investment of $150 million, to accommodate the investment by the New Investors. Each New Investor tranche is subject to the satisfaction of various operational, commercial, regulatory and financial conditions, as are NAV CANADA Satellite’s remaining tranches.

The Agreements call for an initial closing of $50 million from the New Investors by February 14, 2014, at which time the parties expect to amend and restate the Aireon limited liability company agreement to add the New Investors as members. Following the initial closing, Iridium Satellite’s interest will be approximately 75.2%, the new investors will collectively hold approximately 7.5% and NAV CANADA’s interest will be approximately 17.3%.

The Agreements also contemplate the redemption of a portion of Iridium Satellite’s interest for a payment to Iridium Satellite of $120 million, following the completion of all tranches of the investments by the New Investors and NAV CANADA Satellite, to ensure that the New Investors achieve their negotiated percentage of 24.5% and NAV CANADA Satellite achieves its negotiated percentage of 51%. Following the redemption, Iridium Satellite’s retained interest would be 24.5%.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements, which will be filed as exhibits to the registrant’s Annual Report on Form 10-K for the year ending December 31, 2013.

Item 7.01	Regulation FD Disclosure

On December 20, 2013, the registrant issued a press release regarding the Agreements. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information contained herein, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: December 20, 2013	By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer